Exhibit 99

Form 4 Joint Filer Information

Name:	John D. Howard

Address	383 Madison Avenue
40th Floor
New York, NY 10179

Designated Filer:	BSMB/ACA LLC

Issuer & Ticker Symbol:	ACA Capital Holdings Inc. (ACA)

Date of Event Requiring Statement:  11/15/2006

Signature:

/s/ John D. Howard
Name:	John D. Howard